EXHIBIT 10.17

DATE:	MARCH 31, 2008

TO:	NPC INTERNATIONAL, INC. ("Counterparty")
ATTENTION:	BOB NYGREN
EMAIL:	bob.nygren@npcinternational.com
TEL:	(913)327-3106

FROM:	MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS")
CONTACT:	ROBERT CHIBOWSKI
EMAIL:	robert_chibowski@ml.com
TEL:	212-236-8689
FAX:	917-778-0836

RE:	SWAP TRANSACTION

MLREF:	08DL27548, 4465696

Dear Sir or Madam:

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 6, 2006 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which the Confirmation relates are as follows:

Notional Amount:	USD 50,000,000.00

Trade Date:	March 31, 2008

Effective Date:	April 7, 2008

Termination Date:	April 7, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Admin No: 08DL27548 - IDS	Page 1 of 3

Fixed Amounts :

Fixed Rate Payer :	Counterparty

Fixed Rate Payer Payment Date(s):	July 7, October 7, January 7 and April 7 in each year, commencing on July 7, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate :	2.790000% per annum

Fixed Rate Payer Day Count Fraction:	Actual/360

No Adjustment of Period End Dates:	Inapplicable

Floating Amounts :

Floating Rate Payer :	MLCS

Floating Rate Payer Payment Date(s):	July 7, October 7, January 7 and April 7 in each year, commencing on July 7, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	Three Month

Spread:	Inapplicable

Floating Rate Payer Day Count Fraction:	Actual/360

No Adjustment of Period End Dates:	Inapplicable

Reset Dates:	The first day of each Floating Rate Payer Calculation Period

Rate Cut-Off Dates:	Inapplicable

Averaging:	Inapplicable

Compounding:	Inapplicable

Admin No: 08DL27548 - IDS	Page 2 of 3

Business Days:	New York and London

Calculation Agent:	MLCS unless otherwise specified in the Agreement

Non-Reliance:	Each party represents to the other party that it is acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

Please confirm that the foregoing correctly sets the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

Yours sincerely,

MERRILL LYNCH CAPITAL SERVICES, INC.

By:
Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

NPC INTERNATIONAL, INC.

By:
Authorized Signatory
Name:
Title:

Admin No: 08DL27548 - IDS	Page 3 of 3